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                                                                  EXHIBIT 23.5



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) pertaining to AstroTerra Corporation included in or made a part of this registration statement.



/s/ Arthur Andersen

San Diego, California
November 19, 2001